Exhibit 99.1

DIRECTV Announces Second Quarter 2010 Results

DIRECTV Adds 515,000 Net New Subscribers

  Increase driven by all-time record performance of 415,000 net new subscribers at DIRECTV Latin America and 100,000 net additions at DIRECTV U.S.
  DIRECTV extends global leadership position by topping 26 million customers in the United States, Latin America and Mexico

DIRECTV Grows Revenues 12% to $5.85 Billion and Net Income 33% to $543 Million.

  Revenues boosted by strong ARPU growth of 5.7% at DIRECTV U.S. and 3.1% at DIRECTV Latin America
  Net Income fueled by operating profit before depreciation and amortization margin improvement of 7.4 percentage points at DIRECTV Latin America and 0.9 percentage points at DIRECTV U.S.

DIRECTV Free Cash Flow Increases 40% to $1.41 Billion Year-to-Date

DIRECTV Repurchases $1.72 Billion of Company Stock in the Second Quarter; Board Approves an Additional $2.0 Billion Stock Repurchase Program

EL SEGUNDO, Calif.--(BUSINESS WIRE)--August 5, 2010--DIRECTV (NASDAQ:DTV) today reported an increase in second quarter 2010 revenues of 12% to $5.85 billion, operating profit before depreciation and amortization1 (OPBDA) of 18% to $1.64 billion and operating profit of 44% to $1.01 billion compared with last year’s second quarter. DIRECTV reported that second quarter net income increased 33% to $543 million and diluted earnings per share, excluding the $0.18 per share impact from the Malone transaction, grew 50% to $0.60 compared with the same period last year.

“Building on our first quarter momentum, DIRECTV delivered yet another excellent quarter highlighted by solid double-digit revenue growth, significant margin expansion and record-setting subscriber growth in Latin America,” said Mike White, president and CEO of DIRECTV. “Our industry leading revenue and earnings growth continues to be driven by the strength of our brand, an unparalleled set of compelling video products and services, and an intense focus on achieving operational excellence through increased productivity and operating efficiencies in both our U.S. and Latin American businesses.”

White added, “In addition to our solid financial results, the second quarter was also marked by several other achievements including the introduction of two important new services—Whole Home DVR and a suite of three dedicated 3D channels—while also delivering the most comprehensive FIFA World Cup coverage across the Americas. Also in the quarter, we repurchased $1.72 billion of our stock bringing year-to-date repurchases to nearly $2.2 billion. Finally, we completed the simplification of our ownership structure by eliminating the dual class stock of DIRECTV, and now for the first time, DIRECTV is a truly independent company.”

DIRECTV’S OPERATIONAL REVIEW

DIRECTV Consolidated	Three Months		Six Months
Dollars in Millions except Earnings	Ended June 30,		Ended June 30,
per Common Share	2010	2009	2010	2009
Revenues	$5,848	$5,218	$11,456	$10,119
Operating Profit Before Depreciation and Amortization(1)	1,635	1,381	3,210	2,471
Operating Profit	1,010	702	1,966	1,126
Net Income Attributable to DIRECTV	543	407	1,101	608
Basic and Diluted Earnings Per Class A Share ($)	0.42	0.40	1.02	0.60
Adjusted Diluted Earnings Per Share(2)	0.60	0.40	1.19	0.60
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	202	220	398	535
Cash Paid for Property, Equipment and Satellites	405	274	682	498
Cash Flow Before Interest and Taxes(3)	910	785	1,984	1,348
Free Cash Flow(4)	383	550	1,414	1,007

Second Quarter Review

DIRECTV’s second quarter revenues of $5.85 billion increased 12% over the same period last year principally due to strong subscriber and ARPU growth at DIRECTV U.S. and DIRECTV Latin America (DTVLA), as well as $57 million of net revenue generated by DIRECTV Sports Networks which was acquired as part of the transaction with Liberty Media Corporation in November 2009. Operating profit before depreciation and amortization (OPBDA) increased 18% to $1.64 billion and operating profit increased 44% to $1.01 billion primarily due to gross profit associated with higher revenues partially offset by an increase in G&A expenses at DIRECTV U.S. primarily due to higher legal expenses, lower prior year compensation expenses due to the departure of the previous DIRECTV CEO, as well as other miscellaneous costs. Also impacting the comparison was an increase in subscriber acquisition costs mostly related to higher gross additions in Latin America and lower G&A expenses at DTVLA primarily due to a reduction in currency-related transaction charges in Venezuela. Operating profit was also favorably impacted by the completion of amortization for a subscriber-related intangible asset at DIRECTV U.S. and lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

Second quarter net income attributable to DIRECTV increased 33% to $543 million driven by the higher operating profit partially offset by higher tax expense principally due to the increase in pre-tax earnings, as well as higher interest expense due to higher average debt balances. Also impacting the comparison was a $38 million gain in the second quarter 2009 associated with the revaluation of U.S. dollar denominated monetary net-liabilities in Brazil compared with a $3 million loss in the same period of 2010 (these amounts are recorded in “Other, net” on the Consolidated Statements of Operations).

Also in the quarter, DIRECTV resolved an FCC issue regarding our Puerto Rico operations by consummating a transaction with Dr. John C. Malone and members of his family. Under the terms of the agreement, the Malones exchanged 21.8 million shares of Class B common stock of the Company, which was all of the outstanding Class B shares, for 26.5 million shares of Class A common stock. The additional 4.7 million shares, valued at approximately $160 million reduced the diluted earnings per share attributable to Class A shareholders to $0.42. Excluding the impact of the exchange, diluted earnings per share were $0.60 – a 50% increase over second quarter 2009’s diluted earnings per share of $0.40. The improvement was driven by the higher net income as well as a lower average share count resulting from stock repurchases made over the last year and a reduction in share count resulting from the Liberty transaction in November 2009.

Cash flow before interest and taxes3 increased 16% to $910 million primarily due to the higher OPBDA partially offset by increased capital expenditures mostly due to higher gross additions and penetrations of advanced equipment at DTVLA, as well as increased satellite expenditures at DIRECTV U.S. Also impacting the comparison were lower dividend payments, primarily from Sky Mexico. Free cash flow4 declined by 30% to $383 million compared to the second quarter 2009 as the higher cash flow before interest and taxes was more than offset by an increase in tax payments associated with higher pre-tax income and the impact of the 2008 and 2009 government economic stimulus programs. Also affecting the comparison was an increase in interest payments related to higher average debt balances in the quarter. In addition, DIRECTV repurchased $1.72 billion of common stock and repaid $90 million of senior secured credit facilities in the current period.

Year-to-Date Review

DIRECTV’s first half revenues of $11.46 billion increased 13% over the same period last year principally due to strong subscriber and ARPU growth at both DIRECTV U.S. and DIRECTV Latin America, as well as $114 million of net revenue generated by the DIRECTV Sports Networks. Operating profit before depreciation and amortization increased 30% to $3.21 billion and operating profit increased 75% to $1.97 billion primarily due to gross profit associated with higher revenues. Also contributing to the growth were lower general and administrative expenses at DIRECTV Latin America primarily due to a reduction in currency-related transaction charges in Venezuela. Operating profit was also favorably impacted by the completion of amortization for a subscriber-related intangible asset at DIRECTV U.S. and lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

In the first six months of 2010, net income attributable to DIRECTV increased 81% to $1.10 billion driven by the higher operating profit as well a $67 million gain from the final settlement of the equity collars assumed in the Liberty transaction. These gains were partially offset by higher tax expense principally resulting from the increase in pre-tax earnings as well as greater interest expense due to higher average debt balances. Also impacting the comparison was a $38 million gain in the first half of 2009 associated with the revaluation of U.S. dollar denominated monetary net-liabilities in Brazil compared with an $11 million loss in the same period of 2010. Excluding the $160 million related to the Malone transaction, diluted earnings per share nearly doubled to $1.19 due to the higher net income as well as lower average share count resulting from stock repurchases made over the last year and a reduction in share count resulting from the Liberty transaction.

Cash flow before interest and taxes3 increased 47% to $1.98 billion and free cash flow4 increased 40% to $1.41 billion compared to the first six months of 2009 primarily due to the higher OPBDA. In addition, free cash flow was negatively impacted by higher tax payments in the first half of 2010 associated with an increase in pre-tax income as well as the 2008 and 2009 government economic stimulus programs. In the first six months, cash paid for share repurchases (which began February 24, 2010) was $2.19 billion. In March 2010, DIRECTV U.S. completed a $3.0 billion debt financing consisting of $1.2 billion in 3.550% Senior Notes due 2015, $1.3 billion in 5.200% Senior Notes due 2020 and $0.5 billion in 6.350% Senior Notes due 2040. DIRECTV also repaid $1.10 billion of senior secured credit facilities, including $985 million for the complete repayment of its Term Loan C and made payments of $1.54 billion to repay the debt and associated equity collars assumed in the Liberty transaction.

SEGMENT FINANCIAL REVIEW DIRECTV U.S. Segment

Second Quarter Review

	Three Months		Six Months
DIRECTV U.S.	Ended June 30,		Ended June 30,
Dollars in Millions except ARPU	2010	2009	2010	2009
Revenue	$4,934	$4,539	$9,706	$8,842
Average Monthly Revenue per Subscriber (ARPU) ($)	87.90	83.16	86.69	81.86
Operating Profit Before Depreciation and Amortization(1)	1,394	1,245	2,700	2,231
Operating Profit	899	652	1,707	1,049
Cash Flow Before Interest and Taxes(3)	873	681	1,857	1,240
Free Cash Flow(4)	285	459	1,252	959
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	946	1,048	1,871	2,223
Average Monthly Subscriber Churn	1.51%	1.51%	1.49%	1.42%
Net Subscriber Additions	100	224	200	684
Cumulative Subscribers	18,760	18,305	18,760	18,305

In the quarter, DIRECTV U.S. revenues increased 9% to $4.93 billion primarily due to strong ARPU growth and the larger subscriber base. ARPU of $87.90 increased 5.7% due to programming package price increases, higher HD and DVR service fees, as well as higher pay-per-view, premium movie and advertising sales. Net additions of 100,000 were lower than a year ago primarily due to last year’s transition of free-to-air broadcasts from analog to digital, as well as a tougher competitive environment. DIRECTV U.S. ended the quarter with 18.76 million subscribers compared with 18.31 million subscribers reported on June 30, 2009.

Second quarter OPBDA increased 12% to $1.39 billion and operating profit increased 38% to $899 million due to gross profit associated with higher revenues partially offset by an increase in general and administrative costs primarily due to higher legal expenses, lower prior year second quarter compensation expenses related to the departure of the previous DIRECTV CEO, as well as other miscellaneous costs. Operating profit was also favorably impacted by the completion of amortization for a subscriber-related intangible asset and lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

DIRECTV Latin America Segment

DIRECTV owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America (DTVLA), had approximately 2.45 million subscribers as of June 30, 2010 bringing the total subscribers in the region to 7.67 million.

Second Quarter Review

	Three Months		Six Months
DIRECTV Latin America	Ended June 30,		Ended June 30,
Dollars in Millions except ARPU	2010	2009	2010	2009
Revenue	$857	$680	$1,636	$1,278
Average Monthly Revenue per Subscriber (ARPU) ($)	56.98	55.28	55.95	52.91
Operating Profit Before Depreciation and Amortization(1)	265	160	509	279
Operating Profit	140	73	266	114
Cash Flow Before Interest and Taxes(3)	69	140	135	163
Free Cash Flow(4)	4	104	48	80
Subscriber Data(5) (in 000’s except Churn)
Gross Subscriber Additions	660	362	1,153	730
Average Monthly Subscriber Churn	1.63%	1.91%	1.77%	1.88%
Net Subscriber Additions	415	128	636	276
Cumulative Subscribers	5,224	4,162	5,224	4,162

Revenues for DIRECTV Latin America increased 26% to $857 million in the quarter principally due to record subscriber growth and a 3.1% increase in ARPU. DTVLA’s second quarter gross additions increased 82% to an all-time record of 660,000 resulting from strong growth across the region but particularly in Brazil, Argentina and Colombia primarily due to the impact from the World Cup soccer tournament, a stable macro-economic environment, continued strong demand for HD, DVR and pre-paid services, as well as targeted customer promotions aimed at the middle-market segment. Also in the quarter, average monthly churn fell 28 basis points to 1.63% as both post-paid and pre-paid monthly churn rates declined from the prior year period. As a result, net subscriber additions more than tripled to 415,000. The increase in ARPU to $56.98 was mostly due to favorable exchange rates in Brazil, as well as price increases and higher sales of HD and DVR services throughout the region, partially offset by the January 2010 devaluation in Venezuela.

DIRECTV Latin America’s second quarter 2010 OPBDA of $265 million was 66% higher than last year’s second quarter and operating profit nearly doubled to $140 million primarily due to gross profit associated with higher revenue, as well as a smaller charge in connection with the exchange of Venezuelan currency to U.S. dollars ($48 million in the second quarter of 2009 compared with $9 million in the current quarter). These increases were partially offset by increased subscriber acquisition costs associated with the higher gross additions. Also impacting operating profit were higher depreciation expenses mostly due to the increase in set-top boxes deployed related to the higher gross subscriber additions attained over the last year.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s second quarter 2010 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 11:00 a.m. ET, today August 5, 2010. Access to the earnings call is also available in the United States by dialing (800) 406-5356 and internationally by dialing (913) 312-0714. The conference ID number is 1451285. A replay of the call can be accessed by dialing 888-203-1112 in the U.S. and 719-457-0820 internationally. The Replay pass code is 1451285. The replay will be available from 1:00 p.m. PT Thursday, August 5 through 9:59 p.m. PT Thursday, August 12 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of DIRECTV and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2009 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) See reconciliation of adjusted diluted earnings per share to diluted earnings per share at the end of this release.

(3) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes.” This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment – subscriber acquisitions,” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(5) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Gross and net subscriber additions as well as churn exclude the impact of the migration of approximately 3,000 subscribers from DIRECTV Latin America to Sky Mexico in the first half of 2009 as well as the impact of the migration of 6,000 subscribers to DIRECTV Latin America in the second quarter 2009. Cumulative subscriber totals include the impact of the migrated and acquired subscribers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

DIRECTV (NASDAQ:DTV) is the world’s leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 18.7 million customers in the United States and over 7.6 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 65 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues	$5,848	$5,218	$11,456	$10,119

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,366	2,108	4,680	4,133
Subscriber service expenses	407	368	802	720
Broadcast operations expenses	85	83	173	167
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	709	668	1,381	1,377
Upgrade and retention costs	272	261	532	542
General and administrative expenses	374	349	678	709
Depreciation and amortization expense	625	679	1,244	1,345
Total operating costs and expenses	4,838	4,516	9,490	8,993

Operating profit	1,010	702	1,966	1,126

Interest income	8	6	19	16
Interest expense	(134)	(102)	(249)	(203)
Liberty transaction and related gains	-	-	67	-
Other, net	13	54	19	57

Income before income taxes	897	660	1,822	996

Income tax expense	(343)	(242)	(693)	(366)

Net income	554	418	1,129	630

Less: Net income attributable to noncontrolling interest	(11)	(11)	(28)	(22)

Net income attributable to DIRECTV	$543	$407	$1,101	$608

Net income attributable to DIRECTV Class A common stockholders (DIRECTV Group common stockholders for the three and six month periods ended June 30, 2009)	$372	$407	$917	$608
Net income attributable to DIRECTV Class B common stockholders, including $160 million exchange inducement value for the Malone Transaction	171	-	184	-
Net income attributable to DIRECTV	$543	$407	$1,101	$608

Basic and diluted earnings attributable to DIRECTV Class A stockholders per common share (DIRECTV Group common shares for the three and six month periods ended June 30, 2009)	$0.42	$0.40	$1.02	$0.60

Basic and diluted earnings attributable to DIRECTV Class B stockholders per common share, including $160 million exchange inducement value for the Malone Transaction	7.84	-	8.44	-

Weighted average number of Class A common shares outstanding (in millions)
Basic	883	-	896	-
Diluted	889	-	903	-

Weighted average number of Class B common shares outstanding, through June 16, 2010 (in millions)
Basic	22	-	22	-
Diluted	22	-	22	-

Weighted average number of total common shares outstanding (in millions)
Basic	901	1,006	916	1,012
Diluted	907	1,009	923	1,015

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
ASSETS	2010	2009
Current assets
Cash and cash equivalents	$2,000	$2,605
Accounts receivable, net of allowances of $77 and $56	1,670	1,625
Inventories	183	212
Deferred income taxes	115	217
Prepaid expenses and other	349	396

Total current assets	4,317	5,055
Satellites, net	2,288	2,338
Property and equipment, net	4,093	4,138
Goodwill	4,113	4,164
Intangible assets, net	1,123	1,131
Investments and other assets	1,427	1,434

Total assets	$17,361	$18,260

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,485	$3,757
Unearned subscriber revenues and deferred credits	426	434
Current portion of long-term debt	273	1,510

Total current liabilities	4,184	5,701
Long-term debt	8,436	6,500
Deferred income taxes	1,072	1,070
Other liabilities and deferred credits	1,536	1,678
Commitments and contingencies
Redeemable noncontrolling interest	650	400
Stockholders' equity	1,483	2,911

Total liabilities and stockholders' equity	$17,361	$18,260

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash Flows From Operating Activities
Net income	$1,129	$630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,244	1,345
Amortization of deferred revenues and deferred credits	(17)	(28)
Share-based compensation expense	38	25
Dividends received	47	69
Net foreign currency transaction loss (gains)	11	(49)
Liberty transaction and related gains	(67)	-
Deferred income taxes	135	69
Other	(11)	5
Change in other operating assets and liabilities:
Accounts receivable	(30)	78
Inventories	29	(23)
Prepaid expenses and other	61	32
Accounts payable and accrued liabilities	(15)	(149)
Unearned subscriber revenue and deferred credits	(8)	27
Other, net	(52)	9
Net cash provided by operating activities	2,494	2,040
Cash Flows From Investing Activities
Cash paid for property and equipment	(1,011)	(1,002)
Cash paid for satellites	(69)	(31)
Investment in companies, net of cash acquired	(1)	(12)
Other, net	(36)	10
Net cash used in investing activities	(1,117)	(1,035)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,996	-
Debt issuance costs	(16)	-
Repayment of long-term debt	(1,103)	(48)
Repayment of collar loan	(1,537)	-
Repayment of other long-term obligations	(62)	(58)
Common shares repurchased and retired	(2,189)	(670)
Stock options exercised	2	33
Taxes paid in lieu of shares issued for share-based compensation	(82)	-
Excess tax benefit from share-based compensation	9	5
Net cash used in financing activities	(1,982)	(738)
Net (decrease) increase in cash and cash equivalents	(605)	267
Cash and cash equivalents at beginning of the period	2,605	2,005
Cash and cash equivalents at the end of the period	$2,000	$2,272

Supplemental Cash Flow Information
Cash paid for interest	$207	$201
Cash paid for income taxes	382	156

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
DIRECTV U.S.
Revenues	$4,934	$4,539	$9,706	$8,842
Operating profit before depreciation and amortization (1)	1,394	1,245	2,700	2,231
Operating profit before depreciation and amortization margin (1)	28.3%	27.4%	27.8%	25.2%
Operating profit	$899	$652	$1,707	$1,049
Operating profit margin	18.2%	14.4%	17.6%	11.9%
Depreciation and amortization	$495	$593	$993	$1,182
Capital expenditures	376	350	689	785

DIRECTV LATIN AMERICA
Revenues	$857	$680	$1,636	$1,278
Operating profit before depreciation and amortization (1)	265	160	509	279
Operating profit before depreciation and amortization margin (1)	30.9%	23.5%	31.1%	21.8%
Operating profit	$140	$73	$266	$114
Operating profit margin	16.3%	10.7%	16.3%	8.9%
Depreciation and amortization	$125	$87	$243	$165
Capital expenditures	231	144	390	247

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$57	$(1)	$114	$(1)
Operating profit (loss) before depreciation and amortization (1)	(24)	(24)	1	(39)
Operating profit before depreciation and amortization margin (1)	-	-	0.9%	-
Operating loss	(29)	(23)	$(7)	$(37)
Depreciation and amortization	5	(1)	$8	$(2)
Capital expenditures	-	-	1	1

TOTAL
Revenues	$5,848	$5,218	$11,456	$10,119
Operating profit before depreciation and amortization (1)	1,635	1,381	3,210	2,471
Operating profit before depreciation and amortization margin (1)	28.0%	26.5%	28.0%	24.4%
Operating profit	$1,010	$702	$1,966	$1,126
Operating profit margin	17.3%	13.5%	17.2%	11.1%
Depreciation and amortization	$625	$679	$1,244	$1,345
Capital expenditures	607	494	1,080	1,033

(1)	See footnote 1 above.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues	$4,934	$4,539	$9,706	$8,842

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,019	1,862	4,033	3,670
Subscriber service expenses	325	307	648	608
Broadcast operations expenses	66	67	135	136
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	610	597	1,205	1,250
Upgrade and retention costs	259	245	509	519
General and administrative expenses	261	216	476	428
Depreciation and amortization expense	495	593	993	1,182
Total operating costs and expenses	4,035	3,887	7,999	7,793

Operating profit	899	652	1,707	1,049

Interest income	1	1	4	3
Interest expense	(116)	(85)	(213)	(169)
Other, net	5	7	-	6

Income before income taxes	789	575	1,498	889

Income tax expense	(307)	(225)	(583)	(342)

Net income	$482	$350	$915	$547

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
ASSETS	2010	2009
Current assets
Cash and cash equivalents	$804	$1,716
Accounts receivable, net of allowances of $52 and $29	1,427	1,421
Inventories	166	200
Deferred income taxes	15	60
Prepaid expenses and other	163	163

Total current assets	2,575	3,560
Satellites, net	1,844	1,870
Property and equipment, net	2,779	2,998
Goodwill	3,177	3,167
Intangible assets, net	521	582
Other assets	237	231

Total assets	$11,133	$12,408

LIABILITIES AND OWNER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,687	$2,727
Unearned subscriber revenues and deferred credits	347	353
Current portion of long-term debt	273	308

Total current liabilities	3,307	3,388
Long-term debt	8,436	6,500
Deferred income taxes	541	559
Other liabilities and deferred credits	443	510
Commitments and contingencies
Owner’s equity (deficit)	(1,594)	1,451

Total liabilities and owner’s equity	$11,133	$12,408

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash Flows From Operating Activities
Net income	$915	$547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	993	1,182
Amortization of deferred revenues and deferred credits	(17)	(28)
Share-based compensation expense	31	20
Deferred income taxes	58	40
Other	13	3
Change in other operating assets and liabilities:
Accounts receivable	9	104
Inventories	34	(24)
Prepaid expenses and other	3	69
Accounts payable and accrued liabilities	(55)	(180)
Unearned subscriber revenue and deferred credits	(6)	13
Other, net	(37)	(2)
Net cash provided by operating activities	1,941	1,744
Cash Flows From Investing Activities
Cash paid for property and equipment	(222)	(219)
Cash paid for subscriber leased equipment - subscriber acquisitions	(246)	(309)
Cash paid for subscriber leased equipment - upgrade and retention	(152)	(226)
Cash paid for satellites	(69)	(31)
Investment in companies, net of cash acquired	(1)	(4)
Net cash used in investing activities	(690)	(789)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,996	-
Debt issuance costs	(16)	-
Repayment of long-term debt	(1,103)	(48)
Repayment of other long-term obligations	(48)	(44)
Cash dividends to Parent	(4,000)	(1,000)
Excess tax benefit from share-based compensation	8	4
Net cash used in financing activities	(2,163)	(1,088)
Net decrease in cash and cash equivalents	(912)	(133)
Cash and cash equivalents at beginning of the period	1,716	1,149
Cash and cash equivalents at end of the period	$804	$1,016

Supplemental Cash Flow Information
Cash paid for interest	$171	$167
Cash paid for income taxes	438	117

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Operating Profit Before Depreciation and Amortization	$1,635	$1,381	$3,210	$2,471
Subtract: Depreciation and amortization expense	625	679	1,244	1,345
Operating Profit	$1,010	$702	$1,966	$1,126

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which is expected to be filed with the SEC in August 2010.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to
Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$910	$785	$1,984	$1,348
Adjustments:
Cash paid for interest	(171)	(127)	(207)	(201)
Interest income	8	6	19	16
Income taxes paid	(364)	(114)	(382)	(156)
Subtotal - Free Cash Flow	383	550	1,414	1,007
Add Cash Paid For:
Property and equipment	546	480	1,011	1,002
Satellites	61	14	69	31
Net Cash Provided by Operating Activities	$990	$1,044	$2,494	$2,040

DIRECTV
Reconciliation of Consolidated DIRECTV Adjusted Diluted EPS to Diluted EPS
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Adjusted Diluted EPS	$0.60	$0.40	$1.19	$0.60
Impact of Malone Transaction	(0.18)	-	(0.17)	-
Diluted EPS	$0.42	$0.40	$1.02	$0.60

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to
Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$69	$140	$135	$163
Adjustments:
Cash paid for interest	(15)	(15)	(30)	(32)
Interest income	7	5	14	12
Income taxes paid	(57)	(26)	(71)	(63)
Subtotal - Free Cash Flow	4	104	48	80
Add Cash Paid For:
Property and equipment	231	144	390	247
Net Cash Provided by Operating Activities	$235	$248	$438	$327

(3) and (4) - See footnotes above of this earnings release.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Operating Profit	$899	$652	$1,707	$1,049
Adjustments:
Subscriber acquisition costs (expensed)	610	597	1,205	1,250
Depreciation and amortization expense	495	593	993	1,182
Cash paid for subscriber leased equipment - upgrade and retention	(71)	(90)	(152)	(226)
Pre-SAC margin*	$1,933	$1,752	$3,753	$3,255
Pre-SAC margin as a percentage of revenue*	39.2%	38.6%	38.7%	36.8%

Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to
Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$873	$681	$1,857	$1,240
Adjustments:
Cash paid for interest	(152)	(109)	(171)	(167)
Interest income	1	1	4	3
Income taxes paid	(437)	(114)	(438)	(117)
Subtotal - Free Cash Flow	285	459	1,252	959
Add Cash Paid For:
Property and equipment	113	116	222	219
Subscriber leased equipment - subscriber acquisitions	131	130	246	309
Subscriber leased equipment - upgrade and retention	71	90	152	226
Satellites	61	14	69	31
Net Cash Provided by Operating Activities	$661	$809	$1,941	$1,744

(3) and (4) - See footnotes above of this earnings release.

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to  “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures.  To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in Millions, Except SAC Amounts)
Subscriber acquisition costs (expensed)	$610	$597	$1,205	$1,250
Cash paid for subscriber leased equipment - subscriber acquisitions	131	130	246	309
Total acquisition costs	$741	$727	$1,451	$1,559
Gross subscriber additions (000's)	946	1,048	1,871	2,223
Average subscriber acquisition costs-per subscriber (SAC)	$783	$694	$776	$701

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, 212-205-0882
or
Investor Relations:
310-964-0808